                                                               EXHIBIT 1017(iv)
                                                               [CONFORMED COPY]





===============================================================================

                               Amendment No. 3 to
                          Line of Credit and Guarantee
                            Reimbursement Agreement



                       --------------------------------



                         Dated as of November 29, 1994


                       --------------------------------

                                     Among


                               HMH Holdings, Inc.
                                  as Borrower,


                          Marriott International, Inc.
                                   as Lender,


                                      and


               Host Marriott Corporation; HMC Acquisitions, Inc.;
              Host Marriott GTN Corporation; Host La Jolla, Inc.;
           Marriott Properties, Inc.; and Willmar Distributors, Inc.
                                 as Guarantors


===============================================================================

                               AMENDMENT NO. 3 TO
                               LINE OF CREDIT AND
                            GUARANTEE REIMBURSEMENT
                                   AGREEMENT


   This Amendment No. 3 to Line of Credit and Guarantee Reimbursement Agreement (the "Amendment") dated as of November 29, 1994 between HMH Holdings, Inc., a Delaware corporation, as borrower, Marriott International, Inc., a Delaware corporation, as lender, and Host Marriott Corporation (formerly Marriott Corporation), a Delaware corporation ("Host Marriott"), as guarantor, and certain other Subsidiaries of Host Marriott signatory to this Amendment, as additional guarantors.

                                   RECITALS:

   Whereas, the parties hereto are party to that certain Line of Credit and Guarantee Reimbursement Agreement dated as of October 8, 1993, as amended by that certain Amendment No. 1 dated as of January 19, 1994 and that certain Amendment No. 2 dated as of October 4, 1994 (as so amended, the "Existing Agreement"); and

   Whereas, HMC Acquisition Properties, Inc., a wholly-owned direct subsidiary of Acquisitions, wishes to enter into the Initial HMCAP Facility, as defined below, which is conditioned upon, among other things, the delivery by Host Marriott of a Permitted Host Marriott HMCAP Guarantee, as defined below; and

   Whereas, Marriott International is willing to allow a Permitted Host Marriott HMCAP Guarantee, although it is prohibited by Section 5.2(c)(1) of the Existing Agreement, and because, among other things, Marriott International expects to benefit from the opportunity to operate additional lodging properties for the Host Marriott Group; and

   Whereas, the parties now wish to further amend the Existing Agreement to permit Host Marriott to enter into the Permitted Host Marriott HMCAP Guarantee; and

   Whereas, subject to the terms and conditions set forth below, the parties hereto have agreed to amend the Existing Agreement as hereafter provided;

                                   AGREEMENT:

   Now, therefore, it is agreed:

   A. CAPITALIZED TERMS. All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Existing Agreement.

   B. SECTION 1.1 AND EXHIBIT A; NEW DEFINED TERMS. The following defined terms are added to Exhibit A to the Agreement (as defined below):

     "HMCAP" means HMC Acquisition Properties, Inc., a wholly-owned direct subsidiary of Acquisitions.

     "HMCAP FACILITY" means, at any time, the Initial HMCAP Facility as amended
          (including any amendment and restatement thereof), modified and supplemented at such time in accordance with its terms.

     "HMCAP RELEASE DATE" means the date on which all of the following have occurred: (i) the HMCAP Facility and any Replacement HMCAP Facility have been canceled, (ii) all Permitted Host Marriott HMCAP Guarantees have been terminated and cancelled, and (iii) all draws under any Permitted Host Marriott HMCAP Guarantees described in clauses (ii) and
          (iii) have been repaid in full.

     "INITIAL HMCAP FACILITY" means the Credit Agreement dated as of November
          29, 1994 among Acquisitions, HMCAP, Citibank, N.A., Credit Lyonnais Cayman Island Branch, National Westminster Bank PLC, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Agents, Bankers Trust Company, as Administrative Agent, and the other lenders from time to time party thereto, together with the "Credit Documents" and the "Security Documents" as defined in such Credit Agreement, including, without limitation, the "Host Marriott Guaranty" and the agreement between Marriott International and the lenders thereunder pursuant to which Marriott International, upon the occurrence and continuation of an "Event of Default" thereunder, is entitled but not obligated to purchase the loans thereunder at par plus all other amounts then owing thereunder, in each case in the form in which such documents existed on November 29, 1994, without giving any effect to any subsequent amendment, supplement or other modification.

     "PERMITTED HOST MARRIOTT HMCAP GUARANTEE" means

          (1) the Host Marriott Guarantee under the Initial HMCAP Facility;

          (2) the Host Marriott Guarantee under the HMCAP Facility so long as
              (A) the provisions thereof are no more restrictive in any material respect than those of the Host Marriott Guarantee under the Initial HMCAP Facility and (B) the changes from the Host Marriott Guarantee under the Initial HMCAP Facility do not materially and adversely affect Marriott International's rights for repayment under this Agreement, it being understood and agreed that extensions of restrictive and financial covenants for periods beyond the initial periods set forth in the HMCAP Facility shall not be considered to be more restrictive so long as such extensions are done on a reasonable basis;

          (3) Any Host Marriott Guarantee of any Replacement HMCAP Facility where, and only for so long as, all of the following conditions are satisfied:

              (A) The principal amount of such Replacement HMCAP Facility does not exceed the principal amount outstanding under the HMCAP Facility (or Replacement HMCAP Facility) which is Replaced thereby (determined at the time of such Replacement and including for this purpose any available but unutilized portion(s) of up to $10,000,000 in aggregate working capital facilities under the HMCAP Facility and/or any Replacement HMCAP Facilities) plus accrued but unpaid interest and fees thereunder and reasonable refinancing costs at the time of such Replacement;

              (B) Host Marriott's Maximum Guarantee Exposure under such Host
                  Marriott Guarantee does not exceed the principal amount under such Replacement HMCAP Facility as set forth in clause (A) above plus interest thereon;

              (C) The restrictive and financial covenants (regardless of whether set forth in the form of covenants or events of default) under such Replacement HMCAP Facility are not more restrictive in any material respect than those included in the HMCAP Facility, it being understood and agreed that extensions of restrictive and financial covenants for periods beyond the initial periods set forth in the HMCAP Facility shall not be considered to be more restrictive so long as such extensions are done on a reasonable basis; and

              (D) Such Replacement HMCAP Facility provides Marriott
                  International with the right to buy the loans or securities thereunder at par plus all other amounts owing thereunder (including, without limitation, any yield maintenance premiums, make-whole premiums, other similar prepayment premiums and charges and breakage costs) upon an event of default thereunder.

     "REPLACEMENT HMCAP FACILITY" means each and every loan document, indenture, or other debt-related document which evidences or otherwise forms a part of any Replacement for the HMCAP Facility (except that to the extent that the HMCAP Facility remains in effect after any such Replacement, said HMCAP Facility shall not also constitute a "Replacement HMCAP Facility," it being the intention of the parties that no credit facility shall be deemed to be both the "HMCAP Facility" and a "Replacement HMCAP Facility" for purposes of this Agreement).

   C. SECTION 1.1 AND EXHIBIT A; SUBJECT GUARANTEES. Paragraph (3) of the definition of Subject Guarantees in Exhibit A is amended and restated as follows:

       (3) Guarantees made by any Parent Group Member entered into after the Distribution Date to the extent such Guarantees are permitted under the terms of Section 5.2(c)(1)(C), provided, however, that in no event shall the Permitted Host Marriott HMCAP Guarantee constitute a Subject Guarantee.

   D. SECTION 2.10(A)(6); USE OF PROCEEDS. Section 2.10(a)(6) of the Agreement is amended and restated as follows:

             (6) (A) payments under Subject Guarantees of the Parent Group when due under the terms of such Subject Guarantees; and (B) payments under any Permitted Host Marriott HMCAP Guarantee in an aggregate amount not to exceed (for all such Permitted Host Marriott HMCAP Guarantees) the lesser of (i) $46 million or (ii) 20% of the then remaining principal balance under the HMCAP Facility (or, as the case may be, any Replacement HMCAP Facility which is beneficiary of the Permitted Host Marriott HMCAP Guarantee) on the date of any determination under this paragraph (without giving effect to any repayments under the HMCAP Facility or such Replacement HMCAP Facility, as the case may be, after the occurrence of an event of default thereunder from sources other than the proceeds of Regular Advances), it being the intention of the parties that the direct and indirect support that this Agreement may provide for the Permitted Host Marriott HMCAP Guarantee shall in no event exceed such amount.

   E. SECTION 5.2(C)(1)(C); CERTAIN PARENT GROUP GUARANTEES. Section 5.2(c)(1)(C)(iv) of the Existing Agreement is deleted and replaced with the following:

                    (iv) Permitted Host Marriott HMCAP Guarantees with an
             aggregate Maximum Guarantee Exposure of not more than $230,000,000, plus accrued and unpaid interest and fees under the HMCAP Facility or Replacement HMCAP Facility, as the case may be, and reasonable refinancing costs.

                    (v) Notwithstanding the foregoing, the aggregate Maximum
             Guarantee Exposure of Parent Group Members under all Guarantees permitted by clauses (i), (ii) and (iii) of this Section 5.2(c)(1)(C) may not exceed $104,000,000 at any time.

   F. SECTION 5.4(E); COVENANTS PERTAINING TO ACQUISITIONS GROUP: OUTSTANDING ADVANCES IN EXCESS OF $450 MILLION. The following is added as Section 5.4(e)(3) of the Existing Agreement:

             (3) Notwithstanding the foregoing, the provisions of this Section 5.4(e) shall not be applicable while any HMCAP Facility or Replacement HMCAP Facility which is both permitted under Section 5.4(g)(2) and supported by a Permitted Host Marriott HMCAP Guarantee remains in effect.

   G. SECTION 5.4(F); COVENANTS PERTAINING TO ACQUISITIONS GROUP:
 TRANSACTIONS WITH AFFILIATES.  The following is added to the end of
 Section 5.4(f) of the Existing Agreement:

      Marriott International acknowledges that this Section 5.4(f) is only intended to apply to transactions between Acquisitions Group Members and other Host Marriott Group Members or Affiliates who are not members of the Acquisitions Group, and accordingly is not intended to apply to transactions solely among Acquisitions Group Members.

   H. SECTIONS 5.4(G); HMCAP FACILITY PROVISIONS.  The following is added as
Section 5.4(g) of the Agreement:

          (g)  HMCAP Facilities Provisions.

             (1) HMCAP Facilities Covenants. Holdings, Host Marriott and Acquisitions shall, at all times prior to the HMCAP Release Date, comply, and cause HMCAP and each other Member of the Host Marriott Group which is a party to the HMCAP Facility or any Replacement HMCAP Facility to comply, with all of the affirmative and negative covenants of the HMCAP Facility and any Replacement HMCAP Facility, as the case may be, as such covenants may be duly waived, modified or amended from time to time by the lenders or holders under the HMCAP Facility or any Replacement HMCAP Facility for so long as such waiver, modification or amendment is effective. In furtherance and not in limitation of the foregoing, the following covenants and events of default shall be deemed to be incorporated herein by reference to the same extent as if fully set forth herein, in each case with such modifications as would be necessary to make Marriott International, rather than the lenders under the applicable credit facility, the beneficiary thereof:

                 (A) for so long as the HMCAP Facility or any Replacement HMCAP Facility is in effect, each of the covenants and events of default under such facility(ies), as in effect from time to time, which are most closely analogous to those set forth in Sections 7, 8 and 9.12 of the Credit Agreement under the Initial HMCAP Facility and Sections 12 and 13 of Host Marriott Guaranty under the Initial HMCAP Facility (including without limitation any covenants which may be added after the date of the Initial HMCAP Facility, whether such covenants take the form of covenants or events of default), in each case as such covenants or events of default may be duly waived, modified or amended from time to time by the lenders or holders under such facility(ies) for so long as such waiver, modification or amendment is effective; or

                 (B) If neither the HMCAP Facility nor any Replacement HMCAP Facility remains in effect but the HMCAP Release Date has not occurred, each of the covenants and events of default set forth in Sections 7, 8 and 9.12 of the Credit Agreement under the Initial HMCAP Facility and Sections 12 and 13 of the Host Marriott Guaranty under the Initial HMCAP Facility.

      Notwithstanding the foregoing, no provision of, or incorporated by reference in, this Section 5.4(g)(1) which pertains to Host Marriott or any Acquisitions Group Member or the of Host Marriott property of any Acquisitions Group Member shall give rise to an Event of Default hereunder until such time as all payments under Permitted Host Marriott HMCAP Guarantees which are made from the proceeds of Regular Advances exceed in the aggregate the amount specified in Section 2.10(a)(6)(B).

             (2) Acquisitions Group Indebtedness.   Holdings, Host Marriott and
      Acquisitions shall not at any time prior to the HMCAP Release Date permit any Acquisitions Group Member to create, incur or assume, or otherwise become liable with respect to (collectively, "incur") any Indebtedness other than

                 (A) Indebtedness incurred pursuant to the HMCAP Facilities and any Replacement HMCAP Facility, provided that the aggregate principal amount outstanding under all Replacement HMCAP Facilities may not at any time exceed (i) the aggregate principal amount of Indebtedness under the HMCAP Facility that was Replaced thereby (determined at the time of such Replacement and including for this purpose any available but unutilized portion(s) of up to $10,000,000 in aggregate working capital facilities under the HMCAP Facility and/or any Replacement HMCAP Facilities) as reduced by any permanent principal repayment made from any source other than the proceeds of a Replacement HMCAP Facility plus (ii) accrued and unpaid interest and fees thereunder and other reasonable refinancing costs, and provided further that each such HMCAP Facility or Replacement HMCAP Facility shall require that interest thereunder accrue and be due and payable in full no less often than annually;

                 (B) Unsecured subordinated Indebtedness of Acquisitions or HMCAP in an aggregate principal amount not to exceed $150,000,000 and on terms and conditions approved in advance in writing by Marriott International. Provided further that the holders of such Indebtedness shall have entered into a subordination agreement acceptable to Marriott International whereby, among other things, such Indebtedness is fully subordinated to (1) all payments, due or previously deferred, to Marriott International or any of its subsidiaries relating to its role as manager or operator for an Acquisitions Group Member (including without limitation payment of management fees and any other amounts due) and (2) payments by Acquisitions or HMCAP, as applicable to Host Marriott (whether in the form of a dividend, a repayment of advances, or otherwise) in an aggregate amount equal to all payments made by Host Marriott under any Permitted Host Marriott HMCAP Guarantee, together with interest thereon.

                 (C) Intercompany Indebtedness of any Acquisitions Group Member owing to any other Acquisitions Group Member or Host Marriott incurred in the ordinary course of business;

                 (D) Indebtedness owing to any officer, director or employee of any Acquisitions Group Member incurred in the ordinary course of business as presently conducted pursuant to any Host Marriott Group employee benefit plan;

                 (E) Interest Swap Obligations related to the HMCAP Facility or any Replacement HMCAP Facility;

                 (F) Capitalized leases of equipment and machinery (including telephone equipment, computer hardware and software, other office equipment and vehicles) used in connection with the operation of a hotel property incurred in the ordinary course of business the proceeds of which are not used, directly or indirectly, to purchase land or hotels; and

                 (G) Other Indebtedness incurred by Acquisitions Group Members in the ordinary course of business for working capital and capital expenditures to maintain existing hotels in an aggregate outstanding principal amount not to exceed $10,000,000 the proceeds of which are not used, directly or indirectly, to purchase land or hotels;

      provided, that the aggregate principal amount of all Indebtedness under clauses (A) and (B) above may not at any time exceed $380,000,000 plus accrued and unpaid interest and fees thereunder, and reasonable refinancing costs.

             (3) Waiver by Marriott International of Certain Rights. Notwithstanding anything to the contrary in this Agreement, for so long as the HMCAP Facility or any Replacement HMCAP Facility which benefits from a Permitted Host Marriott HMCAP Guarantee remains outstanding, Marriott International agrees not to exercise its rights to receive Acquisitions Group Net Cash Flow under Sections 5.4(e), 6.2(c) or 6.4(a) of this Agreement, and none of Holdings, Host Marriott or Acquisitions shall be required to comply with the portions of such provisions which relate to Acquisitions Group Net Cash Flow nor shall an Event of Default occur as a result thereof. Notwithstanding the foregoing, this Section 5.4(g)(3) shall not impair either any of Marriott International's other rights or any Host Marriott Group Member's other obligations under such provisions, including, without limitation, rights and obligations with respect to Parent Group Net Cash Flow.

             (4) Indemnification for Subordinated Management Fees. Host Marriott and Holdings hereby jointly, severally, and unconditionally agree to indemnify Marriott International and its Subsidiaries for any fee which would otherwise be payable under a Marriott International Operating Agreement by an Acquisitions Group Member which at such time owns or leases the applicable lodging property, but which fee is not then paid as a result of any Management Subordination Agreement under the HMCAP Facility or any similar agreement under any Replacement HMCAP Facility. Accordingly, Holdings hereby further agrees and makes the irrevocable direction to Marriott International that, if Host Marriott or Holdings does not pay Marriott International or its applicable Subsidiary an amount equal to such fee within five (5) Business Days after receipt of an invoice therefor, such amount shall constitute a deemed Advance under
      Section 2.1(b) and shall further constitute a Guarantee Advance for all purposes hereunder as of the date such amount would have otherwise been payable under the applicable Marriott International Operating Agreement. To the extent that an Acquisitions Group Member subsequently pays any such fee to Marriott International or its applicable Subsidiary, the amount of such payment shall be treated as a prepayment under Section 2.5(b) as of the date of such payment. Notwithstanding the foregoing, in the event that the Available Commitment is insufficient to make any Regular Advance requested for the purpose specified in

      Section 2.10(a)(6)(B), the Available Commitment shall, solely for the purpose of determining the availability of such Regular Advance under
      Section 2.1(a), be deemed to be increased by the lesser of (i) that portion of such Advance which will be used for the purpose specified in
      Section 2.10(a)(6)(B) and (ii) the excess, if any, of (x) all deemed Advances under this Section 5.4(g)(4) over (y) the sum of all deemed prepayments under this Section 5.4(g)(4) and all amounts by which the Available Commitment was previously deemed increased pursuant to this sentence.

   I. REPRESENTATIONS AND WARRANTIES.

      1. The Agreement and the Amendment. Each Host Marriott Party represents and warrants that (a) each of the representations and warranties contained in
Section 4.1 through 4.4, inclusive, of the Existing Agreement is true and correct with respect to such Host Marriott Party on and as of the date hereof, as though made on and as of such date and (b) no Default or Event of Default has occurred and is continuing on and as of the date hereof. Without limiting the generality of the foregoing, each representation made in clause (a) with respect to this Agreement shall be deemed to apply independently to both (i) this Amendment and (ii) the Agreement.

      2. Absence of Defaults. Each of Host Marriott, Holdings and Acquisitions represents that, as of the date hereof, no event has occurred and is continuing, or will result from the execution and delivery of this Amendment or the Initial HMCAP Facility, which constitutes (A) a Default, (B) an Event of Default, (C) an "Event of Default" under the Initial HMCAP Facility, or (D) an event that would constitute an "event of Default" under the Initial HMCAP Facility but for the requirement that notice be given or time elapse or both.

   J. EXHIBIT E; REPORTING REQUIREMENTS. The following additional reporting requirement is added to Exhibit E to the Existing Agreement:

      XII. HMCAP INFORMATION. Host Marriott shall provide Marriott International with (1) a copy of each document or instrument which forms a part of the HMCAP Facility, forms a part of any Replacement HMCAP Facility, or is entered into in connection with any Indebtedness described in Section 5.4(g)(2)(B), within three Business days of the date upon which such document or instrument first becomes effective;
          (2) a copy of each notice or report delivered by a Host Marriott Group Member to the lenders under, holders of, or trustee for any of the foregoing concurrently with such delivery; and (3) a copy of each notice from any of such lenders, holders or trustees to any Host Marriott Group Member within three Business Days of receipt thereof.

   K. LIMITATION ON MARRIOTT INTERNATIONAL'S RIGHT OF SET-OFF. In accordance with Section 9.5(b) of the Agreement, Marriott International agrees that until all of the lenders under the HMCAP Facility and any Replacement HMCAP Facility which benefits from a Permitted Host Marriott HMCAP Guaranty have been paid in full and none of the HMCAP Facility, any Replacement HMCAP Facility and any subordinated Indebtedness permitted under Section 5.4(g)(2)(B) remain in effect, Marriott International's right of set-off under Section 9.5 of the Agreement shall not apply to (and Marriott International will not exercise any right of set-off in connection with amounts owing under this Agreement, whether under this Agreement or applicable law, against) the Acquisitions Group or its assets.

   L. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when (such date, the "Amendment Effective Date"), and only when:

      1. Marriott International shall have received (i) an original of this Amendment fully executed by all Persons who are Host Marriott Parties as of the Amendment Effective Date, (ii) certified copies of any resolutions of the Board of Directors of each such Host Marriott Party which authorize such Host Marriott Party to enter into this Amendment and which have not been previously provided to Marriott International, and (iii) an opinion of counsel dated as of the Amendment Effective Date substantially the form attached hereto as Exhibit D-1; and

      2. Holdings shall have received (i) an original of this Amendment fully executed by Marriott International, and (ii) an opinion of counsel dated as of the Amendment Date substantially the form attached hereto as Exhibit D-2.

   M. REFERENCE TO AND EFFECT ON THE AGREEMENT. On and after the occurrence of the Amendment Effective Date each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Existing Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Marriott International nor constitute a waiver of any provision of the Agreement.

   N. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

   O. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

   In witness whereof, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.


LENDER:                                BORROWER:

Marriott International, Inc.           HMH Holdings, Inc.


By:  /s/ Raymond G. Murphy             By:  /s/ Scott A. LaPorta
     ---------------------                  --------------------
     Senior Vice President                  Vice President
     and Treasurer
                                       GUARANTORS:

                                       Host Marriott Corporation


                                       By:  /s/ Matthew J. Hart
                                            -------------------
                                            Vice President

                                       HMC Acquisitions, Inc.


                                       By:  /s/ Scott A. LaPorta
                                            --------------------
                                            Vice President

                                       SUBSIDIARY GUARANTORS:

                                       Host Marriott GTN Corporation
                                       Host La Jolla, Inc.
                                       Marriott Properties, Inc.
                                       Willmar Distributors, Inc.


                                       By:  /s/ C. G. Townsend
                                            ------------------
                                            Vice President of each of the
                                            Subsidiary Guarantors listed above